FOR IMMEDIATE RELEASE

VAN BUREN, ARKANSAS JANUARY 25, 2007

USA Truck, Inc. (NASDAQ: USAK) today announced quarterly base revenue of $92.2 million for the quarter ended December 31, 2006, a decrease of 5.1% from $97.1 million for the same quarter of 2005. Net income decreased 71.5% from $4.3 million for the quarter ended December 31, 2005, to $1.2 million for the same quarter of 2006. Diluted earnings per share decreased 70.3% from $0.37 for the quarter ended December 31, 2005, to $0.11 for the same quarter of 2006.

Base revenue increased 2.3% from $376.6 million for the year ended December 31, 2005 to $385.3 million for the year 2006. Net income decreased 20.1% from $15.6 million for the year ended December 31, 2005 to $12.4 million for the year 2006. Diluted earnings per share decreased 28.5% from $1.51 for the year ended December 31, 2005 to $1.08 for the year 2006, which was within the range of our guidance of $1.08 to $1.12.

In comparing the financial results of the quarter and year ended December 31, 2006 to the comparable periods of 2005, Jerry D. Orler, President and CEO of the Company, made the following statement:

“We experienced declining demand for truckload freight services throughout the quarter consistent with the declining truck tonnage reported by the American Trucking Associations. This was the most difficult operating environment that we have seen in several years due to the deteriorating demand and the absence of the normal peak shipping season.

“We also experienced more pricing competition as the quarter unfolded, which created an increasingly challenging environment to generate the necessary revenue volume. The economic conditions were compounded by the fact that we held firm on our pricing until late in the third quarter, which resulted in pricing during the fourth quarter that was not competitive enough for the conditions in the market. That point is evidenced by the increase in our base Trucking revenue per loaded mile of 3.0% and a corresponding 3.5 percentage point increase in the empty mile factor. We are currently adjusting our marketing strategy accordingly.

“Freight demand was also off significantly for the full year. The lack of freight demand resulted in an increase in unmanned tractors and a decline in our miles per tractor per week for both the fourth quarter and full year. A surge in driver turnover between May and October also contributed to the increase in our unmanned tractor count, which climbed to 7.3% during the fourth quarter, well above our goal of 3.0%.

“Although a majority of our margin erosion was due to the shortfall in revenue volume, we also experienced some adverse trends on the expense side. We saw year-over-year increases in driver pay per mile (+7.4%) and fuel cost per gallon net of fuel surcharge recoveries (+5.7%).

“Our management team is developing a number of tactics to address issues leading to volatility and variability in our business model. While those efforts will not likely yield meaningful results until freight demand improves, we are seeing some encouraging signs of success already. Our driver turnover improved by more than 35 percentage points in November and December and the utilization of our manned tractors improved 2.3% over that same time period. Those results have carried over into January. Based on current freight availability, we are also addressing pressures on our utilization rate by adjusting our equipment replacement schedule to reduce the size of our fleet by 50 tractors during January and will not add tractors until both freight demand and driver availability dictate.

“As we reported in our third quarter 2006 earnings release, we intended to and did analyze strategic alternatives throughout the fourth quarter. While the economic data is mixed, we believe that several difficult quarters lie ahead. However, we proceed into this economic slowdown with an experienced management team and a strong balance sheet. Management is also working with our Board of Directors to refine our list of strategies to bolster shareholder returns and reduce our earnings volatility.”

The Company also announced the Board of Directors approved an authorization for the repurchase of up to 2,000,000 shares of the Company’s Common Stock through January 24, 2010. The Board believes that the stock has been undervalued in recent periods relative to the performance and future prospects of the Company. The new authorization is in addition to the existing repurchase program that expires October 19, 2007 and has 264,000 shares remaining for repurchase.

USA Truck, Inc.                                                                                                                     January 25, 2007

The following table summarizes the earnings information of USA Truck and sets forth the percentage relationship of certain items to base revenue for the three-month periods indicated:

(in thousands, except percentage data (1) and per share amounts)
	Three Months Ended December 31,
	2006		2005
Revenue:
Trucking revenue (2)	$89,997		$92,736
USA Logistics revenue (3)	2,196		4,368
Base revenue	92,193	100.0%	97,104	100.0%
Fuel surcharge revenue	17,474		20,988
Total revenue	109,667		118,092
Operating expenses and costs:
Salaries, wages and employee benefits	38,206	41.4	37,205	38.3
Fuel and fuel taxes (4)	31,877	15.6	34,687	14.1
Depreciation and amortization	12,127	13.2	11,101	11.4
Insurance and claims	7,121	7.7	7,955	8.2
Operations and maintenance	5,623	6.1	5,370	5.5
Purchased transportation	3,581	3.9	5,658	5.8
Operating taxes and licenses	1,710	1.9	1,611	1.7
Communications and utilities	839	0.9	850	0.9
Gain on disposal of property and equipment, net	(44)	--	(244)	(0.2)
Other	6,119	6.6	5,251	5.4
Total operating expenses	107,159	97.3	109,444	91.1
Operating income	2,508	2.7	8,648	8.9
Other expenses (income):
Interest expense	1,099	1.1	901	0.9
Other, net	(42)	--	(42)	--
Total other expenses, net	1,057	1.1	859	0.9
Income before income taxes	1,451	1.6	7,789	8.0
Income tax expense	232	0.3	3,511	3.6
Net income	$1,219	1.3%	$4,278	4.4%
Per share information:
Average shares outstanding (Basic)	11,293		11,313
Basic earnings per share	$0.11		$0.38
Average shares outstanding (Diluted)	11,456		11,603
Diluted earnings per share	$0.11		$0.37

The following tables include key operating statistics for the three-month periods indicated:

Trucking Operations

	Three Months Ended December 31, 2006
	General Freight	Regional Freight	Dedicated Freight	Total Trucking
Total miles (in thousands) (5)	56,490	6,971	6,406	69,867
Empty mile factor (6)	12.8%	15.9%	3.2%	12.2%
Base revenue per loaded mile	$1.47	$1.58	$1.38	$1.47
Average number of tractors (7)	2,025	287	255	2,567
Average miles per tractor per period	27,897	24,288	25,121	27,217
Average miles per tractor per week	2,287	1,991	2,059	2,231
Average miles per trip (8)	938	519	520	810
Average unmanned tractor percentage (9)	7.4%	5.3%	9.0%	7.3%
Base revenue per truck per week	$2,922	$2,640	$2,755	$2,874

USA Truck, Inc.                                                                                                                     January 25, 2007

	Three Months Ended December 31, 2005
	General Freight	Regional Freight	Dedicated Freight	Total Trucking
Total miles (in thousands) (5)	59,292	4,524	7,459	71,275
Empty mile factor (6)	9.0%	13.8%	3.1%	8.7%
Base revenue per loaded mile	$1.43	$1.55	$1.30	$1.43
Average number of tractors (7)	1,973	183	254	2,410
Average miles per tractor per period	30,036	24,720	29,367	29,575
Average miles per tractor per week	2,462	2,026	2,407	2,424
Average miles per trip (8)	960	524	562	851
Average unmanned tractor percentage (9)	3.3%	6.0%	7.1%	3.9%
Base revenue per truck per week	$3,211	$2,706	$3,024	$3,154

(1)	Percentages are presented in relationship to base revenue.
(2)

Trucking revenue includes base revenue generated from services using Company-owned or owner-operator tractors. Specifically, it includes base revenue from our General Freight, Regional Freight and Dedicated Freight divisions.

(3)	USA Logistics revenue includes base revenue generated from non-asset based services. Specifically, it includes base revenue from our Freight Brokerage and Third Party Logistics divisions.
(4)	Fuel and fuel taxes as a percentage of base revenue is calculated by subtracting fuel surcharge revenue from fuel and fuel taxes expense and dividing that amount by base revenue.
(5)	Total miles include both loaded and empty miles.
(6)	The empty mile factor is the number of miles traveled for which we are not typically compensated by any customer as a percentage of total miles traveled.
(7)	Average number of tractors includes Company-operated tractors plus owner-operator tractors.
(8)	Average miles per trip is based upon loaded miles divided by the number of Trucking shipments.
(9)	Average unmanned tractor percentage is the weighted average percentage of Company-operated tractors to which a driver is not assigned.

USA Truck, Inc.                                                                                                                     January 25, 2007

The following table summarizes the earnings information of USA Truck and sets forth the percentage relationship of certain items to base revenue for the years indicated:

(in thousands, except percentage data (1) and per share amounts)
	Fiscal Year Ended December 31,
	2006		2005
Revenue:
Trucking revenue (2)	$370,780		$358,522
USA Logistics revenue (3)	14,521		18,107
Base revenue	385,301	100.0%	376,629	100.0%
Fuel surcharge revenue	80,317		63,074
Total revenue	465,618		439,703
Operating expenses and costs:
Salaries, wages and employee benefits	152,998	39.7	143,164	38.0
Fuel and fuel taxes (4)	138,629	15.1	121,026	15.4
Depreciation and amortization	46,739	12.1	41,890	11.1
Insurance and claims	27,006	7.0	26,172	6.9
Operations and maintenance	21,919	5.6	21,178	5.6
Purchased transportation	19,815	5.2	24,710	6.6
Operating taxes and licenses	6,610	1.7	6,224	1.7
Communications and utilities	3,362	0.9	3,220	0.9
Gain on disposal of property and equipment, net	(541)	(0.1)	(1,144)	(0.3)
Other	22,677	5.9	19,766	5.2
Total operating expenses	439,214	93.1	406,206	91.1
Operating income	26,404	6.9	33,497	8.9
Other expenses (income):
Interest expense	4,192	1.1	4,829	1.3
Other, net	(134)	--	(19)	--
Total other expenses, net	4,058	1.1	4,810	1.3
Income before income taxes	22,346	5.8	28,687	7.6
Income tax expense	9,905	2.6	13,119	3.5
Net income	$12,441	3.2%	$15,568	4.1%
Per share information:
Average shares outstanding (Basic)	11,353		10,034
Basic earnings per share	$1.10		$1.55
Average shares outstanding (Diluted)	11,561		10,328
Diluted earnings per share	$1.08		$1.51

The following tables include key operating statistics for the years indicated:

Trucking Operations

	Fiscal Year Ended December 31, 2006
	General Freight	Regional Freight	Dedicated Freight	Total Trucking
Total miles (in thousands) (5)	237,160	23,578	25,579	286,317
Empty mile factor (6)	10.7%	13.8%	3.7%	10.3%
Base revenue per loaded mile	$1.44	$1.55	$1.37	$1.44
Average number of tractors (7)	2,046	230	236	2,512
Average miles per tractor per period	115,914	102,513	108,385	113,980
Average miles per tractor per week	2,309	2,042	2,159	2,271
Average miles per trip (8)	941	537	562	837
Average unmanned tractor percentage (9)	4.7%	6.1%	9.4%	5.3%
Base revenue per truck per week	$2,976	$2,727	$2,843	$2,940

USA Truck, Inc.                                                                                                                     January 25, 2007

	Fiscal Year Ended December 31, 2005
	General Freight	Regional Freight	Dedicated Freight	Total Trucking
Total miles (in thousands) (5)	234,726	15,935	33,260	283,921
Empty mile factor (6)	9.2%	13.6%	3.2%	8.7%
Base revenue per loaded mile	$1.40	$1.49	$1.24	$1.38
Average number of tractors (7)	1,896	170	276	2,342
Average miles per tractor per period	123,801	93,734	120,508	121,230
Average miles per tractor per week	2,466	1,867	2,401	2,415
Average miles per trip (8)	942	518	567	837
Average unmanned tractor percentage (9)	3.1%	8.2%	6.6%	3.9%
Base revenue per truck per week	$3,132	$2,401	$2,882	$3,049

(1)	Percentages are presented in relationship to base revenue.
(2)

Trucking revenue includes base revenue generated from services using Company-owned or owner-operator tractors. Specifically, it includes base revenue from our General Freight, Regional Freight and Dedicated Freight divisions.

(3)	USA Logistics revenue includes base revenue generated from non-asset based services. Specifically, it includes base revenue from our Freight Brokerage and Third Party Logistics divisions.
(4)	Fuel and fuel taxes as a percentage of base revenue is calculated by subtracting fuel surcharge revenue from fuel and fuel taxes expense and dividing that amount by base revenue.
(5)	Total miles include both loaded and empty miles.
(6)	The empty mile factor is the number of miles traveled for which we are not typically compensated by any customer as a percentage of total miles traveled.
(7)	Average number of tractors includes Company-operated tractors plus owner-operator tractors.
(8)	Average miles per trip is based upon loaded miles divided by the number of Trucking shipments.
(9)	Average unmanned tractor percentage is the weighted average percentage of Company-operated tractors to which a driver is not assigned.
Selected Balance Sheet Data:
	(in thousands, except percentage data)
	December 31,	December 31,
	2006	2005
Total assets	$339,494	$308,079
Total equity	159,558	149,833
Total debt, including current maturities	95,406	89,232
Debt to capitalization ratio	37.4%	37.3%

This press release contains forward-looking statements and information that are based on our current beliefs and expectations and assumptions we have made based upon information currently available. Forward-looking statements include statements relating to our plans, strategies, objectives, expectations, intentions and adequacy of resources, and may be identified by words such as “could,” “should,” “may,” “believe,” “expect,” “intend,” “plan,” “schedule,” “estimate,” “project” and similar expressions. These statements are based on current expectations and are subject to uncertainty and change. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot assure you that such expectations will be realized. If one or more of the risks or uncertainties underlying such expectations materialize, or if underlying assumptions prove incorrect, actual results may vary materially from those expected. Among other things, we cannot assure you that we will be able to continue the recent positive trends identified in this press release such as improvements in our driver turnover or equipment utilization. Among the key factors that are not within our control and that have a direct bearing on operating results are increases in fuel prices, adverse weather conditions, increased regulatory burdens and the impact of increased rate competition. Our results have also been, and will continue to be, significantly affected by fluctuations in general economic conditions, as our tractor utilization is directly related to business levels of customers in a variety of industries. In addition, shortages of qualified drivers and intense or increased competition for drivers have adversely impacted our operating results and our ability to grow and will continue to do so. Results for any specific period could also be affected by various unforeseen events, such as unusual levels of equipment failure or vehicle accident claims. Additional risks associated with our operations are discussed in our SEC filings, including our Annual Report on Form 10-K and our quarterly reports on Form 10-Q.

USA Truck, Inc.                                                                                                                     January 25, 2007

All forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by this cautionary statement.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release might not occur.

References to “USA Truck,” the “Company,” “we,” “us,” “our” and words of similar import refer to USA Truck, Inc. and its subsidiary.

USA Truck is a dry van truckload carrier transporting general commodities via our General, Regional and Dedicated Freight divisions. We transport commodities throughout the continental United States and into and out of portions of Canada. We also transport general commodities into and out of Mexico by allowing through-trailer service from our terminal in Laredo, Texas. Our Third Party Logistics and Freight Brokerage divisions provide customized transportation solutions through multiple modes of transportation including our assets and technology, as well as the assets of our partner carriers.

This press release and related information will be available to interested parties at our web site, http://www.usa-truck.com under the “Financial Data” tab of the “Investor Relations” page.

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Contact: CLIFF BECKHAM, Chief Financial Officer - (479) 471-2633